EXHIBIT F

AMENDMENT NO. 1 TO FISCAL AGENCY AGREEMENT

AMENDMENT No. 1 (this “Amendment”), dated as of April 28, 2003, to the Fiscal Agency Agreement, dated as of November 1, 1996, between the Federative Republic of Brazil (the “Issuer”) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Fiscal Agent (the “Fiscal Agency Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

WHEREAS, the Issuer is proposing to issue additional series of Securities under (and as defined in) the Fiscal Agency Agreement, which Securities will contain new provisions relating to events of default and certain other changes, all as more fully described herein;

WHEREAS, Section 11(b) of the Fiscal Agency Agreement provides, among other things, that the Issuer and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of Securities of any series, modify, amend or supplement the Fiscal Agency Agreement or the Securities of a series (a) for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (b) in any manner which the Issuer and the Fiscal Agent may determine and shall not adversely affect the interest of any holder of Securities of such series in any material respect; and

WHEREAS, the Issuer has requested and the Fiscal Agent has agreed, consistent with such Section 11(b), to amend the Fiscal Agency Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Scope of Amendment.    The provisions of this Amendment shall apply only to any Securities of any Series issued in the future under the Fiscal Agency Agreement that are in their terms stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement or any other Securities that are not so stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof.

2.    Addition of Section 11(e) of the Fiscal Agency Agreement.    A new Section 11(e) is added to the Fiscal Agency Agreement, to read in full as follows:

(e) Collective Action Securities.    Notwithstanding Sections 11(b), 11(c) and 11(d) hereof, the following provisions shall apply to Collective Action Securities (as defined below):

(i) Approval.    (a) At any meeting of holders of Securities of any Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (b) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of any Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Issuer and the Fiscal Agent, upon agreement between themselves, may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series this Agreement, in any way, and the holders of Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Securities of such Series to be made, given or taken by holders of Securities of such Series; provided, however, that no such action may, without the consent or affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 85% in aggregate principal amount of the Securities of such Series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of such Series, (B) reduce the principal amount of any Securities of such Series, the portion of such principal amount that is payable upon acceleration of the maturity of such Securities, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of such Series is payable or the place or places in which any such payment is required to be made, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of such Series, or permit the Issuer to redeem the Securities of such Series if, prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts, if any, pursuant to the Securities of such Series,

(G) amend Section 11(e)(iii) hereof with respect to the Securities of such Series, (H) change the governing law provisions of the Securities of such Series, (I) change the Issuer’s appointment of an agent for the service of process, the Issuer’s agreement not to raise certain defenses with respect to its sovereign immunity or the Issuer’s agreement to submit to arbitration in respect of disputes relating to or arising under this Agreement or the Securities of such Series, each as set forth in Section 14 hereof and in the Securities of such Series, (J) except as contemplated in clause (C) of the final sentence of this paragraph, change the ranking of the Securities of such Series as set forth in the terms of the Securities of such Series or (K) in connection with an offer to acquire all or any portion of the Securities of such Series where the consideration consists of either cash, new securities to be issued by the Issuer or any of its Public Sector Instrumentalities (as defined below), or any combination of the foregoing, amend any Event of Default (as defined in the terms of the Securities of such Series). Any such modification, amendment or supplement shall be binding on the holders of Securities of such Series. The Issuer and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of Securities, modify, amend or supplement this Agreement or the Securities of a Series for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities of such Series pursuant to the requirements of such Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (E) amending this Agreement or the Securities of such Series in any manner which the Issuer and the Fiscal Agent may determine and shall not adversely affect the interest of any holder of Securities of such Series in any material respect.

It shall not be necessary for the vote or consent of the holders of Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(ii) Binding Nature of Amendments, Notices, Notations, etc.    Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of such Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby and then Outstanding, in all cases as provided in Securities of such Series.

Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with this Section 11(e). New Securities of such Series modified to conform to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

(iii) “Outstanding” Defined.    For purposes of this Agreement and the Securities of any Series, any Security of such Series authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be Outstanding, except:

(i)	Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued by the Fiscal Agent;

(ii)	Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been paid or duly provided for; or

(iii)	Securities of a Series in lieu of or in substitution for which other Securities of such Series shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of a Series are present at a meeting of holders of Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, (i) the principal amount of a Security which by its terms provides for an amount other than the stated face amount to be due and payable upon a declaration of acceleration of the maturity thereof or at stated maturity (a “Variable Principal Security”) that shall be deemed to be Outstanding shall be either (A) the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof or (B) such other amount not in excess of the stated face amount, as may be specified in such Security, (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Variable Principal Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above) of such Security, and (iii) Securities of such Series owned, directly or indirectly, by the Issuer or any Public Sector Instrumentality thereof shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities that the Fiscal Agent knows to be so owned shall be so disregarded. For purposes hereof, “Public Sector Instrumentality” means Banco Central do Brasil, any department, ministry or agency of the federal government of the Issuer or any corporation, trust, financial institution or other entity owned or controlled by the federal government of the Issuer or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

(iii) “Collective Action Securities” Defined.    For purposes hereof, “Collective Action Securities” shall mean any Securities of any Series issued in the future under this Agreement that are in their terms stated to be “Collective Action Securities” under this Agreement.

3.    Modification of Sections 14(e) and 14(f) of the Fiscal Agency Agreement and Paragraphs 14(e) and 14(f) of Exhibit A to the Fiscal Agency Agreement.    Sections 14(e) and 14(f) of the Fiscal Agency Agreement and Paragraphs 14(e) and 14(f) of Exhibit A to the Fiscal Agency Agreement are amended by deleting the words “Article 67” each time they appear therein and substituting therefor the words “Article 100”.

4.    Addition of Alternative Paragraph 7 of Exhibit A to the Fiscal Agency Agreement.    A new Alternative Paragraph 7 of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after Paragraph 7 thereof, to read in full as follows:

[Alternative Paragraph 7 for Collective Action Securities] 7. In the event of: (i) default in any payment of principal of[, premium, if any,] or interest on any of the Securities of this series and the continuance of such default for a period of 30 days; or (ii) default which is materially prejudicial to the interests of the holders of the Securities of this series in the performance of any other obligation under the Securities of this series and the continuance of such default for a period of 30 days after written notice requiring the same to be remedied shall have been given to the Fiscal Agent by the holder of any Security of this series; or (iii) acceleration of in excess of U.S.$25,000,000 (or its equivalent in any other currency) in aggregate principal amount of Public External Indebtedness of Brazil by reason of an event of default (however described) resulting from the failure of Brazil to make any payment of principal[, premium, if any] or interest thereunder when due; or (iv) failure to make any payment in respect of Public External Indebtedness of Brazil in an aggregate principal amount in excess of U.S.$25,000,000 (or its equivalent in any other currency) when due (as such date may be extended by virtue of any applicable grace period or waiver) and the continuance of such failure for a period of 30 days after written notice requiring the same to be remedied shall have been given to the Fiscal Agent by the holder of any Security of this series; or (v) declaration by Brazil of a moratorium with respect to the payment of principal of or interest on Public External Indebtedness of Brazil which does not expressly exclude the Securities of this series and which is materially prejudicial to the interests of the holders of the Securities of this series; or (vi) denial by Brazil of its obligations under the Securities of this series (each of the events described in clauses (i) through (vi) being an “Event of Default”); then upon the occurrence of any such Event of Default each holder of Securities of this series, so long as such Event of Default is continuing, may by written demand given to Brazil and the Fiscal Agent declare [If the Security is not issued with Original Issue Discount—the principal of and any accrued interest on all of the Securities of this series] [If the Security is issued with Original Issue Discount—an amount of principal of and accrued interest on the Securities of this series determined as hereinafter provided] to be, and such principal and interest shall thereupon become, immediately due and payable, unless prior to receipt of such demand by Brazil all such Events of Default shall have been cured; provided, however, that any notice declaring the Securities of this series due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the Securities of this series then Outstanding. “Public External Indebtedness” shall have the meaning set forth in Paragraph 1 above. [The amount referred to in the preceding sentence shall be equal to—insert formula for determining the amount.] If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding in accordance with the procedures set forth in Paragraph [9] below.

[[            ]. Add in particular covenants relating to the Securities of this series.]

5.    Addition of Alternative Paragraph 9 of Exhibit A to the Fiscal Agency Agreement.    A new Alternative Paragraph 9 of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement immediately after Paragraph [9] thereof, to read in full as follows:

[Alternative Paragraph 9 for Collective Action Securities] [9]. (i) At any meeting of holders of Securities of this series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such series with respect to the action being taken), or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of this series then outstanding (or of such other percentage as may be set forth herein with respect to the action being taken), the Issuer and the Fiscal Agent, upon agreement, between themselves, may modify, amend or supplement the terms of the Securities of this series or, insofar as respects the Securities of this series, the Fiscal Agency Agreement, in any way, and the holders of Securities of this series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or by the Fiscal Agency Agreement to be made, given or taken by holders of Securities of this series; provided, however, that no such action may, without the consent or affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 85% in aggregate principal amount of the Securities of this series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Securities of this series, (B) reduce the principal amount of any Securities of this series, the portion of such principal amount that is payable upon acceleration of the maturity of such Securities, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of this series is payable or the place or places in which any such payment is required to be made, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of this series, or permit the Issuer to redeem the Securities of this series if, prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of Securities of this series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Securities of this series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts, if any, pursuant to the Securities of this series, (G) amend Section 11(e)(iii) of the Fiscal Agency Agreement with respect to the Securities of this series, (H) change the governing law provisions of the Securities of this series as set forth in Paragraph [12] below, (I) change the Issuer’s appointment of an agent for the service of process, the Issuer’s agreement not to raise certain defenses with respect to its sovereign immunity or the Issuer’s agreement to submit to arbitration in respect of disputes relating to or arising under the Fiscal Agency Agreement or the Securities of this series, each as set forth in Section 14 of the Fiscal Agency Agreement and Paragraph [14] below, (J) except as contemplated in clause (C) of the final sentence of this paragraph, change the ranking of the Securities of this Series, as set forth in Paragraph 1 hereof or (K) in connection with an offer to acquire all or any portion of the Securities of this series where the consideration consists of either cash, new securities to be issued by the Issuer or any of its Public Sector Instrumentalities or any combination of the foregoing, amend any Event of Default hereunder. Any such modification, amendment or supplement shall be binding on the holders of Securities of this series. The Issuer and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of Securities, modify, amend or supplement the Fiscal Agency Agreement or the Securities of this series for the purpose of (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities of this series, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities of this series pursuant to the requirements hereof or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or hereof or (E) amending the Fiscal Agency Agreement or the Securities of this series in any manner which the Issuer and the Fiscal Agent may determine and shall not adversely affect the interest of any holder of Securities in any material respect.

6.    Addition of Paragraph [15] to Exhibit A to the Fiscal Agency Agreement.    A new Paragraph [15] of the form of Reverse of Registered Security is added to Exhibit A to the Fiscal Agency Agreement, to read in full as follows:

[15.] Brazil may, from time to time, without the consent of the holders of any Security of this series, create and issue additional Securities having terms and conditions the same as the Securities of this series, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities of this series; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the Securities of this series have as of the date of the issue of such additional Securities.

7.    Savings Clause.    In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

8.     Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same agreement.

9.     Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

10.    Effectiveness.    This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

FEDERATIVE REPUBLIC OF BRAZIL

By:

        Name:

        Title:

JPMORGAN CHASE BANK,

    as Fiscal Agent

By:

        Name:

        Title:

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